EXHIBIT 10.30

           CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF
           THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY
                           FILED WITH THE COMMISSION.
================================================================================

                             SUBSCRIPTION AGREEMENT

                                      among

                     SOCIETE EUROPEENNE DES SATELLITES, S.A.

                         iBEAM BROADCASTING CORPORATION

                                       and

                              iBEAM EUROPE LIMITED
                            -------------------------

                            Dated as of June 30, 2000

                            -------------------------

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

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1   DEFINITIONS......................................................1

      1.1   Definitions......................................................1

ARTICLE 2   SUBSCRIPTION FOR ORDINARY SHARES.................................4

      2.1   Subscription for Shares..........................................4

      2.2   Closing..........................................................4

ARTICLE 3   CONDITIONS TO THE OBLIGATION OF THE SUBSCRIBERS TO CLOSE.........4

      3.1   Representations and Warranties...................................5

      3.2   Compliance with this Agreement...................................5

      3.3   Subscription Permitted by Applicable Laws........................5

      3.4   Litigation.......................................................5

      3.5   Consents and Approvals...........................................5

      3.6   Articles of Association..........................................5

      3.7   Transaction Agreements...........................................5

      3.8   Subscription by other Subscribers................................5

ARTICLE 4   CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE.............6

      4.1   Representations and Warranties...................................6

      4.2   Compliance with this Agreement...................................6

      4.3   Consents and Approvals...........................................6

      4.4   Transaction Agreements...........................................6

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6

      5.1   Corporate Existence and Power....................................6

      5.2   Corporate Authorization; No Contravention........................7

      5.3   Binding Effect...................................................7

      5.4   Litigation.......................................................7

      5.5   Compliance with Laws.............................................7

      5.6   Disclosure.......................................................7

      5.7   Subsidiaries.....................................................7

      5.8   Capitalization...................................................8

ARTICLE 6   REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS................8

      6.1   Authorization; No Contravention..................................8


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

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

      6.2   Binding Effect...................................................8

ARTICLE 7   INDEMNIFICATION..................................................8

      7.1   Indemnification..................................................8

      7.2   Notification.....................................................9

      7.3   Resolution of Actions............................................9

ARTICLE 8   AFFIRMATIVE COVENANTS............................................9

      8.1   Operation of Company.............................................9

      8.2   Taxes...........................................................10

ARTICLE 9   MISCELLANEOUS...................................................10

      9.1   Obligations of the Subscribers..................................10

      9.2   Termination.....................................................10

      9.3   Survival of Representations and Warranties......................11

      9.4   Notices.........................................................11

      9.5   Successors and Assigns..........................................12

      9.6   Determinations, Requests or Consents............................12

      9.7   Amendment and Waiver............................................12

      9.8   Counterparts....................................................12

      9.9   Headings........................................................13

      9.10  Governing Law...................................................13

      9.11  Jurisdiction....................................................13

      9.12  Severability....................................................13

      9.13  Rights of Third Parties.........................................13

      9.14  Entire Agreement................................................13

      9.15  Publicity.......................................................13

      9.16  Further Assurances..............................................14

         CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS
        DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH
                                THE COMMISSION.

                             SUBSCRIPTION AGREEMENT

            SUBSCRIPTION AGREEMENT, dated as of June 30, 2000, among iBEAM EUROPE LIMITED, a corporation registered in England (the "Company"), SOCIETE EUROPEENNE DES SATELLITES S.A., a corporation organised and existing under the laws of Luxembourg ("SES"), and iBEAM BROADCASTING CORPORATION, a corporation organised and existing under the laws of Delaware ("iBEAM," and together with SES, the "Subscribers").

            WHEREAS, SES and iBEAM have executed a Memorandum of Understanding, dated April 10, 2000 (the "MOU") containing the general terms for their participation in a joint venture company to operate a business for the distribution of streaming content via the Internet;

            WHEREAS, the Company was established to act as such joint venture company, in accordance with the terms of the MOU;

            WHEREAS, as of the date hereof, the Company has an authorised share capital of [*] divided into 4,500,000 ordinary shares of [*] each ("Ordinary Shares") of which one issued Ordinary Share has been issued to iBEAM;

            WHEREAS, the Company proposes to issue and iBEAM proposes to subscribe for 100,000 Ordinary Shares on the First Closing Date, ,and 899,999 further Ordinary Shares on or before the Second Closing Date, as each of those dates is hereafter defined on the terms of this Agreement;

            WHEREAS, the Company proposes to issue and SES proposes to subscribe for 100,000 Ordinary Shares on the First Closing Date, and 400,000 additional Ordinary Shares on or before the Second Closing Date on the terms of this Agreement; and

            WHEREAS, the parties hereto are entering into a Shareholders' Agreement, dated the date hereof (the "Shareholders' Agreement"), pursuant to which the parties thereto are agreeing, among other things, to restrict the transfer of Ordinary Shares.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

            1.1 Definitions. As used in this Agreement, unless the context requires otherwise, the following terms have the meanings indicated:

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*     Confidential material redacted and filed separately with the Commission.

            "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities; by contract or otherwise.

            "Agreement" means this Subscription Agreement (including the schedule hereto) as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Articles of Association" means the articles of association of the Company from time to time.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in London are authorised or required by law or executive order to close.

            "Closing" has the meaning assigned to that term in Section 2.2.

            "Closing Date" means each date specified as such in Section 2.2.

            "Company Network" means the Internet content distribution network to be owned and operated by the Company within the Territory;

            "Content Distribution Agreement" means the Content Distribution Agreement executed by the Company, iBEAM, and iBEAM Asia, Ltd. as of the date hereof.

            "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "$" or "dollar" means the lawful currency of the United States of America.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing.

            "iBEAM Technology License Agreement" means the Technology License Agreement executed by the Company and iBEAM as of the date hereof.

            "Indemnified Party" has the meaning assigned to such term in Section
7.1 or 7-22.

            "Indemnifying Party" has the meaning assigned to such term in
Section 7.1 or 7.2.

            "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world:

                  (i) patents and patent applications (including any divisions, continuations, continuations-in-part, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted) ("Patents");


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

                  (ii) trademarks, service marks, trade names, brand names,
            designs and logos, corporate names, product or service identifiers, whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks");

                  (iii) copyright registrations and applications for
            registration thereof, and any non-registered copyrights ("Copyrights");

                  (iv) trade secrets, inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto (collectively, "Trade Secrets");

                  (v) proprietary computer software programs and source code;
            and

                  (vi) any other information concerning the Company that is not generally available to the public and which is treated as confidential or proprietary by the Company (collectively, "Confidential Information").

            "Liabilities" has the meaning assigned to such term in Section 7.1.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock or equity related preferences), including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, any interest of a lessor under a capital lease, or any financing lease having substantially the same economic effect as any of the fore-going.

            "Ordinary Shares" means ordinary shares of [*] each in the capital of the Company having the rights and restrictions set out in the Articles of Association.

            "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stack company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

            "Requirements of Law" means, as to any Person, the articles of association or other organizational or governing documents of such Person, and any law, treaty, rule, regulation or determination of an arbitrator or a court or other Governmental Authority, in each case (i) applicable or binding upon such Person or any of its properties or to which such Person or any of its properties is subject or (ii) pertaining to any or all of the transactions contemplated herein.

            "SES Services Agreement" means the Services Agreement executed by the Company and SES as of the date hereof.

            "Shareholders' Agreement" means the Shareholders' Agreement executed by the parties hereto as of the date hereof.

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*     Confidential material redacted and filed separately with the Commission.


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

            "Subsidiary" means, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

            "Tax" or "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto.

            "Transaction Agreements" means, collectively, this Agreement, the Shareholders' Agreement, the Content Distribution Agreement, the iBEAM Technology License Agreement, and the SES Services Agreement.

                                   ARTICLE 2

                        SUBSCRIPTION FOR ORDINARY SHARES

            2.1 Subscription for Shares. Subject to the terms and conditions herein set forth, the Company agrees that it will issue to each of the Subscribers on each Closing Date, and each of the Subscribers, severally and not jointly, agrees that it will subscribe on each Closing Date for the number of Ordinary Shares set forth next to such Subscriber's name for each such Closing Date on Schedule 2.1 hereto. The subscription price of the Ordinary Shares to be acquired by each Subscriber on each Closing Date shall be as set forth in relation to that Subscriber's name on Schedule 2.1 hereto for that Closing Date. The Ordinary Shares shall be issued, credited as fully paid, and shall have the rights attached thereto set out in the Articles of Association and the Shareholders' Agreement.

            2.2 Closing. The subscription shall take place at each of two closings (each, a "Closing"). The first Closing shall be on July 21, 2000 (the "First Closing Date"), and the second Closing shall be July 28, 2000 (the "Second Closing Date"; the First Closing Date and Second Closing Date, each referred to as a "Closing Date") or at such other times as the Company and the Subscribers may agree in writing. At each Closing, the Company shall deliver to each Subscriber a share certificate representing the Ordinary Shares purchased by that Subscriber on that Closing Date against delivery to the Company by that Subscriber of the subscription price therefor by wire transfer of immediately available funds to an account specified in writing by the Company.

                                   ARTICLE 3

            CONDITIONS TO THE OBLIGATION OF THE SUBSCRIBERS TO CLOSE

            On each Closing Date, the obligation of each Subscriber to subscribe for the Ordinary Shares on that Closing Date as specified in Schedule 2.1, and to perform any obligations hereunder, shall be subject to the satisfaction of the following conditions on or before that Closing Date (subject to any waiver of any such condition by any Subscriber):


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

            3.1 Representations and Warranties. The representations and warranties of the Company contained in Article 5 hereof shall be true and correct at and as of the First Closing Date as if made at and as of such date. Said representations and warranties shall be restated in full on the Second Closing Date, and shall be true and correct on and as of that date as if made on that date.

            3.2 Compliance with this Agreement. The Company shall have performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with on or before the applicable Closing Date.

            3.3 Subscription Permitted by Applicable Laws. The subscription including payment for the Ordinary Shares to be subscribed by the Subscribers hereunder and the consummation of the transactions contemplated hereby for that Closing Date (i) shall not be prohibited by any Requirement of Law, (ii) shall not subject any of the Subscribers to any penalty or, in their reasonable judgment, any other onerous condition under or pursuant to any Requirement of Law and (iii) shall be permitted by all Requirements of Law to which they or the transactions contemplated by or referred to herein are subject; and the Subscribers shall have received such certificates or other evidence as they may request to establish compliance with this condition.

            3.4 Litigation. There shall be no legal actions, suits, judgments, proceedings, investigations, claims or disputes pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company.

            3.5 Consents and Approvals. All approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and Contractual Obligations of the Company necessary or required in connection with the execution, delivery or performance (including, without limitation, the issuance of Ordinary Shares) by the Company, or enforcement against the Company, of the Transaction Agreements to which it is a party, and the transactions contemplated thereby for that Closing Date shall have been obtained and be in full force and effect, and the Subscribers shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

            3.6 Articles of Association. The Articles of Association of the Company shall be in form and substance satisfactory to the Subscribers and shall be unchanged from such form and substance as of each of the Closing Dates.

            3.7 Transaction Agreements. Each of the Transaction Agreements shall have been duly executed and delivered by the Company and the other party or parties named therein, and shall be in full force and effect.

            3.8 Subscription by other Subscribers. Each other Subscriber shall have paid in full the subscription price for the Ordinary Shares to be acquired by such other Subscriber on such Closing Date, as set forth on Schedule 2.1 hereto.


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

                                   ARTICLE 4

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

            On each Closing Date, the obligation of the Company to issue the Ordinary Shares to be issued by the Company on that Closing Date as specified in
Schedule 2.1, and to perform any obligations hereunder, shall be subject to the satisfaction of the following conditions on or before that Closing Date (subject to any waiver of any such condition by the Company):

            4.1 Representations and Warranties. The representations and warranties of the Subscribers contained in Article 6 hereof shall be true and correct at and as of the First Closing Date as if made at and as of such date. Said representations and warranties shall be restated in full on the Second Closing Date, and shall be true and correct on and as of that date as if made as of that date.

            4.2 Compliance with this Agreement. The Subscribers shall have performed and complied in all material respects with all of their agreements and conditions set forth or contemplated in any Transaction Agreement that are required to be performed or complied with by the Subscribers on or before the relevant Closing Date.

            4.3 Consents and Approvals. All approvals, consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and Contractual Obligations of the Subscribers necessary or required in connection with the execution, delivery or performance by the Subscribers, or enforcement against the Subscribers, of the Transaction Agreements shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all applicable waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

            4.4 Transaction Agreements. Each of the Subscribers shall have duly executed and delivered each of the Transaction Agreements to which such Subscriber is a party, and said Transaction Agreements shall be in full force and effect.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to the Subscribers as follows:

            5.1 Corporate Existence and Power.

                  (a) The Company: (i) is duly incorporated with limited liability in England; (ii) has all requisite corporate power and authority to conduct the business in which it is currently, or is currently proposed to be, engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under each Transaction Agreement to which it is or will be a party.

                  (b) The copy of the Articles of Association made available to each of the subscribers is a true and complete copy thereof as in effect as of the date hereof. The minute books of the Company, copies of which have been made available to the Subscribers as of the date hereof, contain true and complete records of all meetings and consents in lieu of meetings of the Board of Directors (and any committee thereof) of the Company, as the case may be, since its incorporation and accurately reflect all material transactions referred to in such minutes and consents in lieu of meeting as of that date. The register of members of the Company, a copy of which has been made available to the Subscribers for their inspection before the date hereof, are true and complete.

            5.2 Corporate Authorization; No Contravention. The execution and delivery by the Company of each Transaction Agreement to which it is a party and the performance of the transactions contemplated hereby or thereby, including, without limitation, the issue of the Ordinary Shares, (i) have been duly authorized, and (ii) do not contravene the Company's Articles of Association.

            5.3 Binding Effect. This Agreement and the other Transaction Agreements have been duly executed and delivered by the Company.

            5.4 Litigation. There are no legal actions, suits, judgments, proceedings, investigations, claims or disputes pending or, to the Company's knowledge, threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting the Company. There are no injunctions, writs, temporary restraining orders or the like in effect or, to the Company's knowledge, threatened that could enjoin or restrain the execution, delivery or performance of the Transaction Agreements.

            5.5 Compliance with Laws. The Company is in compliance in all material respects with all Requirements of Law, the failure to comply with which would have a material adverse effect on the Condition of the Company.

            5.6 Disclosure. The representations and warranties contained in this Agreement and in any other agreements, documents and certificates furnished to the Subscribers by the Company in connection with the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein or therein, in the light of the circumstances under which it was made, not misleading.

            5.7 Subsidiaries. There are no Subsidiaries of the Company, and the Company has not engaged in any transaction whereby it will acquire or establish any Subsidiary.

            5.8 Capitalization. The authorized share capital of the Company is divided into 4.5 million Ordinary Shares of [*] each. Prior to the date hereof, one Ordinary Share had been issued fully paid, which Share is owned by iBEAM. Assuming consummation of the first Closing, as of the First Closing Date, 200,001 Ordinary Shares will be issued, 100,001 of which will be owned by iBEAM, and 100,000 of which shall be owned by SES. Assuming consummation of the first and second Closings, as of the Second Closing Date, 1,500,000 Ordinary Shares will be issued, of which 1,000,000 Ordinary Shares will be owned by iBEAM and 500,000 Ordinary Shares will be owned by SES.

                                   ARTICLE 6

                REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBERS

            Each of the Subscribers, severally and not jointly, hereby represents and warrants as follows:

            6.1 Authorization; No Contravention. The execution, delivery and performance by such Subscriber of each Transaction Agreement (a) is within such Subscriber's power and authority and has been duly authorized by all necessary action (corporate, partnership or otherwise), (b) does not contravene the teens of such Subscriber's organizational documents or any amendment thereof, and (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under any Contractual Obligation of such Subscriber or any Requirement of Law applicable to such Subscriber.

            6.2 Binding Effect. This Agreement and the other Transaction Agreements to which such Subscriber is a party have been duly executed and delivered by such Subscriber, and each constitutes the legal, valid and binding obligation of such Subscriber enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                                   ARTICLE 7

                                 INDEMNIFICATION

            7.1 Indemnification. In addition to all other sums due hereunder or provided for in this Agreement, the Company (the "Indemnifying Party" for purposes of indemnification under this Section 7.1) agrees to indemnify and hold harmless each of the Subscribers and their Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party" for purposes of indemnification under this Section 7.1) to the fullest extent permitted by law from and against all losses, claims, damages, expenses (including, without limitation, reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Liabilities") resulting from or arising out of any breach of any representation or warranty, covenant or agreement of the Indemnifying Party in any Transaction Agreement, or any legal, administrative or other actions, proceedings or investigations (whether formal or informal), or written threats thereof, based upon, relating to or arising out of this Agreement, any other

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*     Confidential material redacted and filed separately with the Commission.

Transaction Agreement or any transaction contemplated hereby or thereby or any Indemnified Party's role therein or in any transaction contemplated hereby or thereby; provided, however, that the Indemnifying Party shall not be liable under this Section 7.1 to an Indemnified Party (i) for any amount paid in settlement of claims without the Indemnifying Party's consent (which consent shall not be unreasonably withheld), (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the wilful misconduct or gross negligence of such Indemnified Party, or (iii) to the extent that it is finally judicially determined that such Liabilities resulted from the breach by such Indemnified Party of any representation, warranty, covenant or other agreement of such Indemnified Party contained in any Transaction Agreement.

            7.2 Notification. Each Indemnified Party under this Article 7 will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other proceeding against such Indemnified Party in respect of which indemnity may be sought from an Indemnifying Party under this
Article 7, notify the Indemnifying Party in writing of the commencement thereof. The omission of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 7 or
(ii) under this Article 7 unless, and only to the extent that, such omission results in the forfeiture or impairment of substantive rights or defenses. In case any such action, claim or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, claim or proceeding in which the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at the Indemnifying Party's expense and to control its own defense of such action, claim or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, a conflict or potential conflict exists between the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, that would make such separate representation necessary to avoid prejudice to the Indemnified Party.

            7.3 Resolution of Actions. Each Indemnifying Party agrees that it will not, without the prior written consent of the relevant Indemnified Parties, settle, compromise or con-sent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Article (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Subscribers and each other Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

                                   ARTICLE 8

                              AFFIRMATIVE COVENANTS

            8.1 Operation of Company. From and after the date hereof through the Second Closing Date, the Company shall not enter into arty transaction or take any action other than in the ordinary course of business, except that the Company may enter into such transactions and take such other actions outside of the ordinary course of business if specifically approved in advance in writing by the Subscribers, or as may be permitted by the Transaction Agreements.

            8.2 Taxes. The Company shall prepare and timely file, in accordance with applicable laws and regulations, all Tax returns required to be filed on or before each Closing Date, and all such Tax returns will be true and complete in all material respects. The Company shall timely pay all Taxes required to be paid by them on or before each Closing Date, or that are claimed or asserted by any taxing authority to be due on or before each Closing Date, except for those Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

                                   ARTICLE 9

                                  MISCELLANEOUS

            9.1 Obligations of the Subscribers. Each Subscriber's obligation and the obligations of the Company hereunder are subject to the execution and delivery of this Agreement by the other Subscriber. The obligations of each Subscriber shall be several and not joint and no Subscriber shall be liable or responsible for the acts of the other Subscriber.

            9.2 Termination.

                  (a) This Agreement may be terminated prior to the Second Closing Date, as to transactions scheduled to take place on the Second Closing Date, as follows:

                        (i) at the election of the Company if any one or more of the conditions to its obligation to close has not been fulfilled as of the Second Closing Date;

                        (ii) at the election of either of the Subscribers if any one or more of the conditions to their obligation to close has not been fulfilled as of the Second Closing Date;

                        (iii) at the election of the either of the Subscribers if the other Subscriber has breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Second Closing Date;

                        (iv) at the election of either of the Subscribers if the Company has breached a covenant or agreement contained in this Agreement, which breach cannot be or is not cured by the Second Closing Date; or

                        (v) at any time on or prior to the Second Closing Date, by mutual written consent of the Company and the Subscribers.

            If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2(b).

                  (b) If this Agreement is terminated in accordance with Section 9.2(a) and any of the transactions contemplated by this Agreement are not consummated, this Agreement shall become null and void and of no further force and effect with respect to those transactions not consummated, except for the provisions of Article 7. Any such termination shall have no effect on transactions consummated on the First Closing Date, and such consummated transactions shall continue to be governed by the Transaction Agreements to the fullest extent possible. None of the parties shall have any liability in respect of a termination of this Agreement except to the extent that failure to satisfy any conditions results from the intentional or willful violation by such party of its obligations contained in this Agreement or any documents delivered pursuant to this Agreement.

            9.3 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Subscribers, acceptance of the Ordinary Shares and payment therefor, or termination of this Agreement and shall remain in full force and effect until the second anniversary of the Second Closing Date.

            9.4 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be sent by registered or certified first-class mail (return receipt requested), telecopier, courier service or personal delivery:

                  (a)   if to the Company, to:

                        iBEAM Europe Limited
                        c/o Gouldens Solicitors
                        10 Old Bailey
                        London EC4M 7NG
                        Attention: Hilary Winter, Esq.
                                   Jerome Lussan, Esq.
                        Telecopier: 44-20-7583-6777

                  (b)   if to iBEAM, to:

                        iBEAM Broadcasting Corporation
                        645 Almanor Avenue, Suite 100
                        Sunnyvale, California 94086
                        Attention: General Counsel
                        Telecopier: (408) 524-0567

                  (c)   if to SES, to:

                        Societe Europeenne des Satellites, S.A.
                        L-6815 Chateau de Betzdorf
                        Luxembourg
                        Attention: Jacques Noppaney, Esq.
                        Telecopier: 352-710-725-291

                        with a copy to:

                        Phillip L. Spector, Esq.
                        Paul, Weiss, Rifkind, Wharton & Garrison
                        1615 L Street, NW
                        Suite 1300
                        Washington, D.C. 20037
                        Telecopier: 202-223-7427

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; when delivered, as evidenced by the return receipt, if mailed; and when receipt is acknowledged, if telecopied.

            9.5 Successors and Assigns. Each Subscriber may assign this Agreement to an Affiliate. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Subscribers. Except as provided in Article 7, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of any of the Transaction Agreements.

            9.6 Determinations, Requests or Consents. All determinations, requests, consents, waivers or amendments to be made by the Subscribers on or before a particular Closing Date in their opinion or judgment, or with their approval or otherwise, pursuant to this Agreement shall be made (i) if prior to that Closing Date, by all Subscribers, or (ii) if after that Closing Date, by the holders of a majority of the Ordinary Shares issued pursuant to this Agreement.

            9.7 Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the other parties hereto (to the extent required by Section 9.6) and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

            9.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            9.9 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of England.

            9.11 Jurisdiction. In the event of any dispute or controversy arising out of or relating to this Agreement , the parties shall first attempt in good faith amicably to resolve such dispute or controversy. If such attempt fails to resolve the dispute or controversy within thirty (30) days of any written request from one of the parties to try in good faith to resolve the dispute amicably, the dispute shall be settled by arbitration in London or any other place agreeable by the Parties involved in such dispute, in accordance with the UNCITRAL Arbitration Rules, and shall be conducted in the English language. The number of arbitrators shall be 3. The award rendered by the arbitrators shall be final and binding upon the parties concerned.

            9.12 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

            9.13 Rights of Third Parties. Nothing contained in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            9.14 Entire Agreement. This Agreement and the other Transaction Agreements are intended by the parties to be a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein or therein. This Agreement and the other Transaction Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

            9.15 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties a reasonable opportunity to comment thereon.

                 (Balance of this page intentionally left blank)

            9.16 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                    iBEAM EUROPE LIMITED

                                    By:_________________________________________
                                         Name:
                                         Title:


                                    iBEAM BROADCASTING CORPORATION

                                    By:_________________________________________
                                         Name:
                                         Title:


                                    SOCIETE EUROPEENNE DES SATELLITES, S.A.

                                    By:_________________________________________
                                         Name:
                                         Title:

                                    By:_________________________________________
                                         Name:
                                         Title:

                                  SCHEDULE 2.1

                            Dated as of June 30, 2000

--------------------------------------------------------------------------------

                                         Ordinary Shares

           Shares held as of              Shares to be purchased       Shares to be purchased
            the date hereof                       on the                  on or before the
                                            First Closing Date           Second Closing Date
          Subscriber            Shares     Shares      Total Price      Shares        Total Price
          ----------            ------     ------      -----------      ------        -----------
                                       (First Closing)              (Second Closing)

iBEAM Broadcasting Corporation     1       100,000         [*]           899,999           [*]

Societe                            0       100,000         [*]           400,000           [*]
Europeenne des
Satellites, S.A.

Total Ordinary Shares              1       200,000         [*]         1,299;999          [*]

--------
*     Confidential material redacted and filed separately with the Commission.